Exhibit 99.2

Stronghold Digital Mining Announces $10 Million Private Placement to Fund Purchase of Bitcoin Miners

April 21, 2023 11:00 AM EDT

NEW YORK, April 21, 2023 (GLOBE NEWSWIRE) – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) today announced that it has entered into securities purchase agreements with an institutional investor and the Company’s chairman and chief executive officer, Greg Beard (collectively the “Purchasers”), to sell 9,000,000 shares of Class A Common Stock and share equivalents to the institutional investor and 1,000,000 shares of Class A Common Stock to Mr. Beard, in each case at a price of $1.00 per share equivalent (the “Private Placement”). The Company will also issue to the Purchasers warrants to purchase an aggregate of 10,000,000 shares of Class A Common Stock, with an initial exercise price of $1.10 per share (subject to adjustments), and such warrants will not be exercisable until six months after issuance.

Gross proceeds from the Private Placement are expected to be $10 million, before deducting offering expenses, and are expected to be used to acquire additional Bitcoin miners. The closing of the Private Placement is expected to occur on April 21, 2023.

In connection with the Private Placement, the Company entered into a registration rights agreement with the institutional. investor relating to the resale of the securities purchased in the Private Placement. The Company will be prohibited from issuing equity until 30 days after effectiveness (the “effective date”) of a registration statement covering the resale of the securities purchased by the institutional investor in the Private Placement and from effecting variable rate transactions for a period of 6 months following the effective date, in each case subject to certain exceptions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:

Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com
Forward Looking Statements:

The information, financial projections and other estimates contained herein contain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the anticipated performance of the Company and its assets. Such  projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Forward-looking statements may include statements about various risks and uncertainties, including those described under the heading "Risk Factors" as detailed from time to time in Stronghold’s reports filed with the SEC, including Stronghold’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Such risk and uncertainties are not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this communication should make their own investigations and evaluations of any information referenced herein.